    Exhibit 10.2

CYXTERA TECHNOLOGIES, INC. 2021 OMNIBUS INCENTIVE PLAN
PERFORMANCE STOCK UNIT GRANT NOTICE
Capitalized terms not specifically defined in this Performance Stock Unit Grant Notice (the “Grant Notice”) have the meanings given to them in the Cyxtera Technologies, Inc. 2021 Omnibus Incentive Plan (as may be amended from time to time, the “Plan”).
Cyxtera Technologies, Inc. (the “Company”) has granted to the participant listed below (“Participant”) the Performance Stock Units described in this Grant Notice (the “PSUs”), subject to the terms and conditions of the Plan and the Performance Stock Unit Agreement attached as Exhibit A (the “Agreement”), both of which are incorporated into this Grant Notice by reference.

Participant:
Grant Date:
Number of PSUs (the “Target PSUs”):
Performance Period
Tranche 1 (33.33% of Target PSUs)	January 1, 2022 – December 31, 2022
Tranche 2 (33.33% of Target PSUs)	January 1, 2022 – December 31, 2023
Tranche 3 (33.33% of Target PSUs)	January 1, 2022 – December 31, 2024
Vesting Schedule:
Tranche 1 (33.33% of Target PSUs)	The first anniversary of the Grant Date, subject to performance as set forth in Appendix A.
Tranche 2 (33.33% of Target PSUs)	The second anniversary of the Grant Date, subject to performance as set forth in Appendix A.
Tranche 3 (33.33% of Target PSUs)	The third anniversary of the Grant Date, subject to performance as set forth in Appendix A.

[Signature Page Follows]

By accepting (whether in writing, electronically or otherwise) the PSUs, Participant agrees to be bound by the terms of this Grant Notice, the Plan and the Agreement. Participant has reviewed the Plan, this Grant Notice and the Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, this Grant Notice and the Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan, this Grant Notice or the Agreement.

CYXTERA TECHNOLOGIES, INC.	PARTICIPANT
By:
Name:	[Participant Name]
Title:

Exhibit A
PERFORMANCE STOCK UNIT AGREEMENT
Capitalized terms not specifically defined in this Agreement have the meanings specified in the Grant Notice or, if not defined in the Grant Notice, in the Plan.
ARTICLE I.
GENERAL
1.1Award of PSUs. Subject to the terms and conditions set forth herein, in the Grant Notice and in the Plan, the Company hereby grants the PSUs to Participant effective as of the grant date set forth in the Grant Notice (the “Grant Date”). Each PSU represents an unfunded and unsecured promise to deliver to the Participant one Share or, at the option of the Company, an amount of cash, in either case, as set forth in this Agreement. Participant will have no right to the distribution of any Shares or payment of any cash until the time (if ever) the PSUs have vested.
1.2Incorporation of Terms of Plan. The PSUs are subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan will control.
1.3Unsecured Promise. The PSUs will at all times prior to settlement represent an unfunded and unsecured Company obligation payable only from the Company’s general assets. Unless and until the PSUs become settled in shares of Common Stock in accordance with the terms and conditions of this Agreement, the Grant Notice and the Plan, the Participant shall have no rights as a shareholder relating thereto.
ARTICLE II.
PERFORMANCE; VESTING; FORFEITURE AND SETTLEMENT
1.1Vesting; Forfeiture.
(a)The PSUs will be earned according to the performance conditions set forth in Appendix A for the performance period set forth in the Grant Notice (the “Performance Period”). When practicable following the completion of the Performance Period, but no later than 90 days following the end of the Performance Period, the Committee shall determine the extent to which the performance conditions set forth on Appendix A have been satisfied (the date of such determination, the “Determination Date”). To the extent earned, the PSUs will vest in accordance with the schedule and terms set forth in Section 2.1(b). Any portion of the PSUs that is not earned in accordance with the performance conditions set forth in Appendix A, will immediately and automatically be cancelled and forfeited without consideration as of the date of determination for the relevant Performance Period.
(b)To the extent earned, the PSUs will vest according to the vesting schedule in the Grant Notice, except that any fraction of a PSU that would otherwise be vested will be accumulated and will vest only when a whole PSU has accumulated. Notwithstanding anything in the Grant Notice or this Agreement to the contrary, in the event of Participant’s termination of employment or service with the Company Group for any reason, all unvested PSUs will immediately and automatically be cancelled and forfeited, except as set forth in the Plan (including, without limitation, Section 12(b)(ii) of the Plan). For the avoidance of doubt, in the event Participant’s employment or service with the Company Group terminates after an applicable vesting date as specified in the Grant Notice but before the Determination Date for the relevant Performance Period, the Participant shall remain eligible to vest in the corresponding PSUs to the extent they are earned in accordance with Appendix A. For purposes of determining the number of PSUs that vest in accordance with Section 12(b)(i)(z) and 12(b)(ii)(z) of the Plan, each outstanding PSU shall be deemed to have achieved the target level of performance.
1.2Settlement. PSUs will be paid in Shares or cash at the Company’s option as soon as administratively practicable after the end of the Performance Period of the applicable tranche of PSUs as provided for herein, but in no event more than sixty (60) days after the later of (a) the Determination Date or (b) the vesting date, in each case with respect to the applicable tranche. Notwithstanding the foregoing, the Company may delay any payment under this Agreement that the Company reasonably determines would violate applicable law until the earliest date the Company reasonably determines the making of the payment will not cause such a violation (in accordance with Treasury Regulation Section

1.409A-2(b)(7)(ii)), provided the Company reasonably believes the delay will not result in the imposition of excise taxes under Section 409A.
ARTICLE III.
TAXATION AND TAX WITHHOLDING
1.1Representation. Participant represents to the Company that Participant has reviewed with Participant’s own tax advisors the tax consequences of this Award and the transactions contemplated by the Grant Notice and this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.
1.2Tax Withholding.
(a)The Company has the right and option, but not the obligation, to treat Participant’s failure to provide timely payment in accordance with the Plan of any withholding tax arising in connection with the PSUs as Participant’s election to satisfy all or any portion of the withholding tax by requesting the Company retain Shares otherwise issuable under the Award.
(b)Participant acknowledges that Participant is ultimately liable and responsible for all taxes owed in connection with the PSUs, regardless of any action the Company or any Subsidiary takes with respect to any tax withholding obligations that arise in connection with the PSUs. Neither the Company nor any Subsidiary makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or settlement of the PSUs or the subsequent sale of Shares. The Company and the Subsidiaries do not commit and are under no obligation to structure the PSUs to reduce or eliminate Participant’s tax liability. For the avoidance of doubt, Section 14(f) of the Plan shall apply to the PSUs.
ARTICLE IV.
OTHER PROVISIONS
1.1Adjustments. Participant acknowledges that the PSUs, the Shares subject to the PSUs are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan.
1.2Forfeiture and Claw-Back. Participant acknowledges and agrees that the PSUs (including any Shares or other proceeds, gains or other economic benefit actually or constructively received by Participant upon any receipt in respect of the PSUs) shall be subject to the provisions of any claw-back policy implemented by the Company or any Subsidiary, including, without limitation, any claw-back policy adopted to comply with the requirements of applicable law, including without limitation the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder.
1.3Notices. Any notice to be given under the terms of this Agreement to the Company must be in writing and addressed to the Company in care of the Company’s Secretary at the Company’s principal office or the Secretary’s then-current email address or facsimile number. Any notice to be given under the terms of this Agreement to Participant must be in writing and addressed to Participant (or, if Participant is then deceased, to the Beneficiary) at Participant’s last known mailing address, email address or facsimile number in the Company’s personnel files. By a notice given pursuant to this Section, either party may designate a different address for notices to be given to that party. Any notice will be deemed duly given when actually received, when sent by email, when sent by certified mail (return receipt requested) and deposited with postage prepaid in a post office or branch post office regularly maintained by the United States Postal Service, when delivered by a nationally recognized express shipping company or upon receipt of a facsimile transmission confirmation.
1.4Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
1.5Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all applicable laws and, to the extent applicable laws permit, will be deemed amended as necessary to conform to applicable laws.
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1.6Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in this Agreement or the Plan, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
1.7Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is an individual who is subject to Section 16 of the Exchange Act , the Plan, the Grant Notice, this Agreement and the PSUs will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent applicable laws permit, this Agreement will be deemed amended as necessary to conform to such applicable exemptive rule.
1.8Entire Agreement. The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.
1.9Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held illegal or invalid, the provision will be severable from, and the illegality or invalidity of the provision will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.
1.10Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and may not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the PSUs, and rights no greater than the right to receive cash or the Shares as a general unsecured creditor with respect to the PSUs, as and when settled pursuant to the terms of this Agreement.
1.11Not a Contract of Employment. Nothing in the Plan, the Grant Notice or this Agreement confers upon Participant any right to continue in the employ or service of the Company or any Subsidiary or interferes with or restricts in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.
1.12Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to applicable law, each of which will be deemed an original and all of which together will constitute one instrument.
1.13Restrictions. In the event the Shares are no longer registered with the United States Securities and Exchange Commission (as determined by the Committee), any Shares acquired in respect of the PSUs shall be subject to such terms and conditions as the Committee shall determine, including, without limitation, restrictions on the transferability, repurchase rights, the right of the Company to require that Shares be transferred in the event of certain transactions, rights of first refusal, tag-along rights, bring-along rights, redemption and co-sale rights and voting requirements. Such terms and conditions may be additional to those contained in the Plan and may, as determined by the Committee, be contained in an exercise notice, securityholders’ agreement or in such other agreement as the Committee shall determine, in each case in a form determined by the Committee. The Committee may condition the issuance of such Shares on the Participant’s consent to such terms and conditions and the Participant’s entering into such agreement or agreements.
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Appendix A
Performance Conditions for Award
Each tranche of the Target PSUs shall be earned and become eligible to vest in accordance with Section 2.1(b) on the Determination Date after the end of the relevant Performance Period based on the achievement of the Company’s Relative TSR and Adjusted EBITDA performance for the relevant Performance Period as provided in the following table:

Performance Goal	Weight	Below Threshold (0% earned)	Threshold (50% earned)	Target (100% earned)	Max (200% earned)
Relative TSR	50%	Below the 25th percentile	25th percentile	50th percentile	75 percentile or above.
Adjusted EBITDA	50%	Below Adjusted EBITDA Threshold	100% of Adjusted EBITDA Threshold	100% of Adjusted EBITDA Target	100% of Adjusted EBITDA Maximum or above

To the extent the actual performance of the performance goal is between two thresholds set forth in the table above, the percentage of Target PSUs that are eligible to vest with respect to such performance metric will be determined by straight-line interpolation.
Definitions:
“Relative TSR” means the total shareholder return of the Company’s Common Stock as a percentile of the total shareholder return of the Russell 1000 index, or a component thereof, as determined by the Committee in its discretion, each over the relevant Performance Period.
“Adjusted EBITDA” means EBITDA (defined as earnings before interest, taxes, depreciation and amortization) as adjusted in a manner consistent with the determination of Adjusted EBITDA for purposes of the Company’s short term incentive plans for the applicable Performance Period; provided that discretionary adjustments as may be undertaken in connection with determining payouts under the short term incentive plans may but shall not be required to be applied for purposes of this Appendix A.
“Adjusted EBITDA Maximum,” “Adjusted EBITDA Target” and “Adjusted EBITDA Threshold” shall refer to the maximum, target and threshold performance levels for Adjusted EBITDA as are established for purposes of the Company’s short term incentive plans for 2022, 2023 and 2024, respectively. For 2022, the Adjusted EBITDA Maximum is $[____], the Adjusted EBITDA Target is $[_____] and the Adjusted EBITDA Threshold is $[_____].1
For purposes of determining the Company’s actual achievement of Adjusted EBITDA for any multiyear Performance Period, a percentage score for each annual period shall first be determined and such annual percentage scores shall be averaged together.
1 To be determined based on the corresponding threshold in the 2022 STI Plan, as approved by the Committee.
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